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                                                                    Exhibit 23.1






                         Consent of Independent Auditors



We hereby consent to the incorporation by reference into Registration Statements on Form S-3 (Nos. 333-31983, 33-47127, 333-03719, 333-71457, 333-52973) and
related prospectuses and the Registration Statement on Form S-8 (No. 333-53051) of our report dated March 13, 1999, relating to the consolidated financial statements and financial statement schedule of Sedona Corporation (formerly Scan-Graphics, Inc.), included in the Company's Annual Report on Form 10-K for the year-ended December 31, 1998.



                                            /s/ Ernst & Young LLP
                                            ------------------------------------



Philadelphia, Pennsylvania
April 9, 1999